Exhibit 10.2

THE TRANSFER OF THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF IS SUBJECT TO RESTRICTIONS CONTAINED HEREIN. THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAS BEEN ISSUED IN RELIANCE UPON THE REPRESENTATION OF LENDER THAT IT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARDS THE RESALE OR OTHER DISTRIBUTION THEREOF. THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE PROMISSORY NOTE

$5,000,000.00	Date of Issuance: March 6, 2017
Rancho Cordova, California

1.        Principal and Interest. For value received, Cesca Therapeutics Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of Boyalife Investment Fund II, Inc., an Illinois corporation, together with its successors and assigns (the “Lender”), the principal sum of $5,000,000.00, or such lesser amount as may be outstanding from time to time. This Note is being issued pursuant to that certain Credit Agreement, dated March 6, 2017, by and between Borrower and Lender (the “Credit Agreement”) and is subject to the terms and conditions of the Credit Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

2.        Interest. This Note shall bear simple interest (calculated on the basis of a 360-day year for the actual number of days elapsed) at the annual rate of twenty-two percent (22.0%) of the principal amount of this Note outstanding from time to time, and if such rate is determined to be usurious, then the rate shall be reduced to the highest legally permissible rate. Notwithstanding the foregoing, interest shall not accrue or be payable on any portion of the principal amount of this Note that constitutes Knobbe Principal (as that term is defined in the Credit Agreement). Accrued and unpaid interest shall become due and payable annually on December 31st of each year.

3.        Maturity. Subject to the conversion provisions set forth in Section 4 hereof, the outstanding principal together with any accrued but unpaid interest under this Note shall be due and payable March 6, 2022 (the “Maturity Date”). Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon written demand by Lender upon an Event of Default and so long as such Event of Default is continuing.

4.        Optional Conversion at Maturity. In the event that this Note is not paid in full on or before the Maturity Date, then at any time after the Maturity Date, the outstanding principal amount of this Note together with all accrued but unpaid interest thereon may be converted, in part or in whole, at the option of Lender, into shares of Borrower’s common stock, par value $0.001 per share (the “Common Stock”) as provided below. A conversion of any portion of this Note into shares of Common Stock shall be effected at a conversion price equal to ninety percent (90%) of the Current Market Price as of the date of such conversion (the “Conversion Price”). As used herein, the term “Current Market Price” means, generally, (y) the average VWAP for the 10 consecutive trading days ending on the Maturity Date, or (z) if the Common Stock is not listed or quoted on the NASDAQ Capital Market or another securities exchange or market, the fair value as reasonably determined by the Board of Directors of Borrower. As used herein, the term “VWAP” means, for any trading day, the volume weighted average trading price of the Common Stock for such trading day on the NASDAQ Capital Market (or if the Common Stock is no longer traded on the NASDAQ Capital Market, on such other exchange as the Common Stock are then traded). To effect a conversion under this Section 4, Lender shall provide written notice of such conversion to Borrower, along with such other documents required under Section 5 hereof, at least three Business Days prior to the date of conversion, and the written notice shall state the date on which the conversion will occur. Notwithstanding the foregoing, the total number of shares of Common Stock issued or issuable upon conversion of this Note shall not exceed an amount in excess of 19.99% of Borrower’s outstanding common stock as of the date of the issuance of this Note, unless and until Borrower obtains the approval of its stockholders as required by the applicable Marketplace Rules of NASDAQ.

5.        Mechanics of Conversion. As soon as practicable after conversion of this Note pursuant to Section 4 hereof, Lender agrees to surrender this Note for conversion at the principal office of Borrower and agrees to execute all appropriate documentation necessary to effect such conversion. As soon as practicable thereafter, Borrower, at its expense, will cause to be issued in the name of and delivered to Lender, a certificate or certificates for the number of shares of Common Stock to which Lender shall be entitled on such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel for Borrower). Such conversion shall be deemed to have been made immediately prior to the close of business on the applicable conversion date set forth in Section 4 above, regardless of whether the Note has been surrendered on such date, provided that Borrower shall not be required to issue a certificate for shares to Lender prior to the surrender of this Note. No fractional shares will be issued on conversion of this Note; in lieu of any fractional share to which Lender would otherwise be entitled, Borrower shall pay to Lender the amount of the outstanding principal balance and/or accrued interest due that is not so converted, such payment to be in cash or by check. Lender understands that Lender shall not have any of the rights of a stockholder with respect to the shares of Common Stock issuable upon conversion of any principal or accrued interest of this Note, until such principal or accrued interest is converted into capital stock of Borrower as provided herein.

6.        Payment. All payments hereunder shall be made in lawful money of the United States of America directly to Lender at the address of Lender set forth in the Credit Agreement, or at such other place or to such account as Lender from time to time shall designate in a written notice to Borrower. Borrower may prepay the outstanding amount hereof in whole or in part at any time, without penalty. All payments made under this Note shall be applied first to accrued but unpaid interest, then to payment of any outstanding Knobbe Principal, and finally to payment of the remaining outstanding principal due hereunder. Whenever any payment hereunder shall be stated to be due, or any other date specified hereunder would otherwise occur, on a day other than a Business Day then, except as otherwise provided herein, such payment shall be made, and such payment date or other date shall occur, on the next succeeding Business Day.

7.        Miscellaneous.

(a)     Assignment. Lender may assign any of its rights, duties, or obligations under this Note upon written notice to Borrower, subject to the limitations set forth in Section 6.3 of the Credit Agreement. Borrower may not, without the prior written consent of Lender, assign any rights, duties, or obligations under this Note; provided, however, Borrower may assign any rights, duties, or obligations under this Note without obtaining prior written consent in connection with a Change in Control (as defined below). The rights and obligations of Borrower and the holder of this Note shall be binding upon and benefit the permitted successors, assigns, heirs, administrators and transferees of the parties. For the purpose of this Section 7(a), a “Change in Control” shall mean the acquisition of Borrower by another entity by means of any transaction or series of related transactions to which Borrower is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding a consolidation with a wholly-owned subsidiary of Borrower, a merger effected exclusively to change the domicile of Borrower) other than a transaction or series of transactions in which the holders of the voting securities of Borrower outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in Borrower held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of Borrower or such surviving entity outstanding immediately after such transaction or series of transactions.

(b)     Amendment. Any provision of this Note may be amended, waived or modified only upon the written consent of Borrower and Lender.

(c)     Waivers. Except as otherwise set forth in this Note, Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, and diligence in collection.

(d)     Cumulative Rights. No delay on the part of Lender in the exercise of any power or right under this Note shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right. Enforcement by Lender of any right or remedy for the payment hereof shall not constitute any election by Lender of remedies so as to preclude the exercise of any other remedy available to Lender.

(c)     Interpretation. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Note shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provision of this Note, or the validity or effectiveness of such provision in any other jurisdiction.

(d)     Jurisdiction. Borrower and each Lender hereby (i) submit to the exclusive jurisdiction of the courts of the State of California and the United States Federal courts of the United States sitting in the Northern District of California for the purpose of any action or proceeding arising out of or relating to this Note and any other documents and instruments relating hereto, (ii) agree that all claims in respect of any such action or proceeding may be heard and determined in such courts, (iii) irrevocable waive (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum and (iv) agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law. This Note shall be governed by the law of the State of California, without regard to choice of law principals.

(e)     Notices. Any notices or other communications hereunder shall be delivered pursuant to Section 9.3 of the Credit Agreement.

(f)     Integration. This Note and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, Borrower has caused this Note to be issued as of the Date of Issuance set forth above.

CESCA THERAPEUTICS INC.

By: /s/ Vivian Liu
Name: Vivian Liu
Title: Chief Operating Officer

Accepted and Agreed by Lender:

BOYALIFE INVESTMENT FUND II, INC.

By:      /s/ James Xu

Name: James Xu

Title:

[Signature Page to Convertible Promissory Note]